Exhibit 10.7

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into effective November 12, 2021 (“Effective Date”), by and among GVEST SPRINGLAKE HOMES LLC, a Delaware limited liability company (“Borrower”), GVEST FINANCE LLC, a North Carolina limited liability company, and RAYMOND M. GEE (individually, each a “Guarantor” and collectively, “Guarantors”), and FIRSTBANK, a Tennessee banking corporation (“Lender”).

In consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I -  RECITALS

1.1. Borrower is in the business of purchasing manufactured homes and mobile homes (each a “Home,” and collectively, the “Homes”) and (a) selling the Homes to individual buyers of the Homes (each a “Homeowner,” and collectively, the “Homeowners”) located in one of the manufactured home communities described on Exhibit A, Schedule 1 attached hereto (each a “Community,” and collectively, the “Communities”), or (b) leasing the Homes, with or without option to purchase, to tenants (each a “Tenant,” and collectively, the “Tenants”) of the Communities.

1.2. Borrower has requested that Lender provide Borrower with a revolving line of credit, which Borrower can use for the purchase of Homes that subsequently will be (a) sold by Borrower outright to Homeowners of the Communities or pursuant to a home installment loan sales contract to Homeowners of the Communities, or (b) leased, with or without option to purchase, to Tenants of the Communities.

1.3. Lender is willing to extend the credit to Borrower upon the terms and conditions set out in this Agreement.

1.4. The Recitals form an integral part of this Agreement and are incorporated herein by this reference.

Article II -  THE LOAN

2.1. Line of Credit Loan. Subject to the terms and conditions contained herein, Lender will establish for Borrower a revolving line of credit (the “Loan”) against which Lender will make advances (“Advances”) in an amount that at any particular time shall not exceed the Maximum Amount set forth on Exhibit A (the “Maximum Amount”) during the period beginning on the Effective Date and ending on the Commitment Termination Date (as defined herein) (the “Commitment Period”).

(a) The “Commitment Termination Date” means the earlier date of (i) December 10, 2026, or (ii) the termination of Lender’s commitments to advance further sums hereunder pursuant to Section 11.1.

(b) Subject to the terms hereof, during the Commitment Period Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan.

(c) At no time shall the unpaid principal balance of the Loan exceed the Maximum Amount and in no event shall Lender be required to make any Advances after the Commitment Termination Date.

2.2. Promissory Note. The Loan shall be evidenced by that certain Promissory Note (“Note”) of even date herewith in the face amount of $2,000,000.00, payable in accordance with the terms set forth in the Note. Interest on the principal amount outstanding from time to time shall be charged as provided in the Note and, should the rate of interest as calculated thereunder exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

2.3. Loan Documents. Any and all documents, instruments, agreements, certificates, filings, and/or reports executed or delivered in connection with, or security for, this Agreement, the Loan, and the Note, including, without limitation, those documents listed in Article III herein, shall be referred to individually as a “Loan Document” and collectively as, the “Loan Documents.”

2.4. Use of Loan Proceeds. The proceeds of the Note and each Advance shall be used solely by Borrower for the purchase of Homes that subsequently will be:

(a) sold by Borrower to Homeowners of the Communities pursuant to a home installment sales contract (individually, a “MH Contract,” and collectively, the “MH Contracts,” and together with any and all other documents, agreements or instruments executed and delivered by the Homeowner under such MH Contract in connection with the entering into such MH Contract, the “MH Contract Documents”). The term “MH Contracts” shall include without limitation all MH Contracts now owned or hereafter acquired by Borrower and all MH Contracts to which Borrower is now or hereafter a party; or

(b) leased or rented by Borrower to Tenants of the Communities pursuant to a lease agreement or a lease with option to purchase contract (individually, a “Lease,” and collectively, the “Leases”, and together with any and all other documents, agreements or instruments executed and delivered by the Tenant under such Lease in connection with the entering into such Lease, the “Lease Documents”). The term “Leases” shall include without limitation all Leases now owned or hereafter acquired by Borrower and all Leases to which Borrower is now or hereafter a party.

2.5. Prepayments. Borrower may at any time and from time to time, prepay all or part of the outstanding principal balance of the Loan evidenced by the Note, subject to the payment of certain exit fees as described below. Payments under this Section 2.5 may be applied to the obligations of Borrower to the Lender in the order and manner as the Lender in its discretion may determine.

(a) In the event Borrower prepays the Note at any time on or prior to the first annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 3.00% of the principal amount being prepaid on the Note.

(b) If the prepayment occurs after the first annual anniversary of the date of the Note but on or prior to the second annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 2.00% of the principal amount being prepaid on the Note.

(c) If the prepayment occurs after the second annual anniversary of the date of the Note but on or prior to the third annual anniversary of the date of the Note, Borrower shall pay, at the time of prepayment, pay to Lender an exit fee equal to 1.00% of the principal amount being prepaid on the Note.

(d) At any time following the third annual anniversary of the date of the Note, Borrower may prepay all or any part of the Note without penalty or premium.

2.6. Mandatory Prepayments.

(a) Maximum Amount Over-Advance. If for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the Maximum Amount, Borrower shall immediately make a principal payment to Lender in an amount equal to such excess principal balance plus accrued but unpaid interest thereon. Payments made pursuant to this Section shall not incur any premium or penalty when made under Section 2.5 or otherwise.

(b) Sale of a Home. In the event Borrower desires to sell a Home securing the Loan to a Homeowner or Tenant and such sale does not result in the creation of a MH Contract in favor of Borrower, then Borrower agrees that concurrently with the closing of the sale Borrower shall pay Lender an amount equal to that portion of the unpaid balance of the Note allocated to the applicable Home as shown on Lender’s records. Lender shall first apply any amount paid by Borrower pursuant to this Section 2.6(b) to the payment of Lender’s reasonable fees and expenses incurred in connection with the transaction including attorney’s fees, second to the payment of accrued unpaid interest then due and payable under the Note and then to the payment of unpaid principal due under the Note (applied to Advances in the reverse order in which they were made). Upon request by Borrower prior to the closing of the sale of the Home, Lender will execute and deliver to Borrower all documents reasonably required by Borrower to release Lender’s security interest in the Home and the original certificate of title for the Home held by Lender. Borrower agrees to pay all reasonable fees and expenses of Lender incurred in connection therewith including reasonable attorneys’ fees. Payments made pursuant to this Section shall not incur any premium or penalty when made under Section 2.5 or otherwise.

(c) Ineligible Collateral. Any Home, Lease, and/or MH Contract meeting or characterized by the following shall be deemed ineligible collateral under the Loan (“Ineligible Collateral”): (i) a Home remains vacant for one hundred eighty (180) consecutive days; (ii) a Home is subject to condemnation or taking proceeding by any government or quasi-governmental authority; (iii) a Home is subject to an uninsured hazard casualty claim that materially impairs the value of the Home in Lender’s reasonable discretion; (iv) Borrower receives a payoff of a MH Contract or final payment on a Lease with option to purchase; (v) a Home is removed from a Community; (vi) a Homeowner or Tenant of a Home fails to pay any regularly scheduled payments, or any other amounts due, under the MH Contract Documents or Lease Documents, as applicable, for one hundred twenty (120) consecutive days or otherwise defaults under the MH Contract Documents or Lease Documents, unless Borrower has commenced a collections or repossession/replevin/foreclosure action against or obtained a deed-in-lieu of foreclosure from a Homeowner; (vii) a Homeowner has commenced any formal action against Borrower in defense of such Homeowner’s obligations under the MH Contract Documents, or (viii) for any other reason (A) the lien granted Lender in the Lease Documents, MH Contract Documents, or on Homes shall fail to be a first-lien priority lien, or (B) the lien granted Borrower in the MH Contract Documents shall fail to be a first-lien priority lien upon the Homes securing such MH Contract Documents.

For any Home, Lease, and/or MH Contract securing the Loan that becomes Ineligible Collateral, Borrower shall promptly pay Lender that portion of the unpaid balance of the Note allocated to such Home, Lease and/or MH Contract as shown on Lender’s records and any unpaid interest due thereon, plus Lender’s reasonable fees and expenses incurred in connection with the transaction, including attorney’s fees (“Ineligible Collateral Payment”). For any Ineligible Collateral Payment, Lender shall apply the payment received first to the payment of fees and expenses, including attorney’s fees, second to the payment of accrued unpaid interest then due and payable under the Note, and then to the payment of unpaid principal due under the Note. Upon receipt of the funds, Lender will execute and deliver to Borrower all documents reasonably required by Borrower to release Lender’s security interest in the Home, Lease, and/or MH Contract and deliver the original Lease or MH Contract held by Lender. Borrower agrees to pay all reasonable fees and expenses of Lender incurred in connection therewith including reasonable attorneys’ fees. Payments made pursuant to this Section shall not incur any premium or penalty when made under Section 2.5 or otherwise.

(d) Payoff of Land Loan. If at any point Lender obtains a payoff on the indebtedness and obligations of Springlake MHP LLC, a Georgia limited liability company (the “Land Borrower”) pursuant to a loan (the “Land Loan”) from Lender to Land Borrower, evidenced, governed, and/or secured by the following (collectively, the “Land Loan Documents”): (1) that certain Promissory Note dated of even date hereof from Land Borrower to Lender in the principal amount of $4,016,250.00 (“Land Note”); (2) that certain Loan Agreement (the “Land Loan Agreement”) dated as of the date hereof by and between Lender and Land Borrower; and (3) those Loan Documents (as defined in the Land Loan Agreement), all as the same may from time to time be amended, restated, modified, consolidated, renewed or replaced, then Borrower agrees that concurrently with the payoff of the Land Loan in accordance with the terms of the Land Loan Documents, as applicable, Borrower shall payoff in full this Loan, and any unpaid interest due thereon, plus Lender’s reasonable fees and expenses incurred in connection with the transaction, including attorney’s fees.

2.7. Lender’s Commitment. Provided Borrower shall have satisfied all requirements and conditions precedent to the making of an Advance as set forth herein and in the other Loan Documents, and further provided that no uncured Event of Default (as defined herein) then exists and is continuing, Lender shall make Advances from time to time as provided herein until the Commitment Termination Date.

Article III -  SECURITY

3.1. Security Agreement. As security for the payment of Borrower’s obligations under the Note, the Loan, and all other liabilities and obligations of Borrower to Lender, now existing or hereafter created, Borrower shall grant to Lender a first and prior security interest in the Collateral (as defined herein).

3.2. Absolute Assignment of Leases and MH Contracts. As further security for the payment of Borrower’s obligations under the Note, the Loan, and all other liabilities and obligations of Borrower to Lender, now existing or hereafter created, Borrower shall absolutely assign to Lender all Borrower’s right, title and interest in and to the Leases and MH Contracts.

3.3. Remarketing Agreement. Any Community Owner (as described and set forth on Exhibit A, Schedule 1) of a Community where a Home is currently located or to be located subsequent to the Effective Date, including those Communities set forth on Exhibit A, Schedule 1, shall execute and deliver to Lender a remarketing agreement (“Remarketing Agreement”) in form and substance acceptable to Lender.

3.4. Assignment of Ownership Interests. All members of Borrower shall execute and deliver to Lender an Assignment of Ownership Interest (“Assignment of Ownership Interest”) in form and substance acceptable to Lender.

3.5. Guaranty. Each Guarantor shall execute and deliver to Lender a guaranty agreement (the “Guaranty”), in form and substance acceptable to Lender.

3.6. Mortgage. Land Borrower shall execute and deliver to Lender a DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING in favor of Lender and of even date herewith, granting a lien to Lender upon the real and personal property described more fully therein (as the same may be amended, restated, modified or supplemented from time to time, the “Mortgage”).

3.7. Additional Documents. Borrower and Guarantor shall execute, deliver, and file from time to time upon the request of Lender financing statements and such other documents reasonably required by Lender in order to effect the transactions contemplated hereby and to perfect or continue Lender’s security interests described herein.

Article IV -  CONDITIONS PRECEDENT TO ADVANCES

4.1. Conditions Precedent to all Advances. Lender shall have no obligation to make the Advances under the Loan until the conditions set forth in the following subparagraphs and elsewhere herein have been satisfied (at the expense of Borrower), as determined by Lender in its reasonable discretion:

(a) Lender shall have received satisfactory evidence regarding the due authorization and execution, delivery and performance by the Borrower and all other parties executing the Loan Documents, including certified resolutions, incumbency certificates, and governing documents of the same;

(b) Borrower shall have provided Lender with certificates of state officials showing that it is in good standing and qualified to conduct business under the laws of the state of its organization and in any other state in which it is required to be so qualified;

(c) Borrower shall have executed and delivered to Lender, in form and substance satisfactory to Lender, this Agreement, the Note, and the other documents, instruments, financing statements, certificates and agreements described in Article III above;

(d) Guarantor shall have executed and delivered to Lender this Agreement and a Guaranty;

(e) All members of Borrower shall have executed and delivered to Lender the Assignment of Ownership Interest;

(f) The Community Owners shall have executed and delivered to Lender a Remarketing Agreement acceptable to Lender in form and substance;

(g) Land Borrower shall have executed and delivered to Lender the Mortgage;

(h) An opinion of counsel for Borrower and Guarantor (which counsel must be satisfactory to the Lender) with respect to such legal matters relating hereto as the Lender may request;

(i) Borrower shall have paid any fee or expense required to be paid by Borrower hereunder, including, without limitation, all of Lender’s reasonable legal fees, costs, and expenses, and shall have paid to Lender the Administration Fee and Origination Fee set forth on Exhibit A (which fees may be deducted from the proceeds of the initial Advance);

(j) All of Lender’s liens and security interests securing the Loan shall have been validly perfected, and Borrower shall have provided Lender with evidence satisfactory to Lender that Lender either has or shall have as soon as required after making an Advance hereunder, a first lien or security interest in each Home, Lease and MH Contract the subject of an Advance;

(k) Borrower shall have provided Lender evidence reasonably acceptable to Lender that there are no security interests or liens encumbering the Homes, Leases, or MH Contracts, which are the subject of any Advance, other than a first lien or security interest in favor of Lender;

(l) Lender shall have received UCC searches showing that the Collateral is free and clear of all security interests, except as agreed to by Lender;

(m) Borrower shall have provided Lender evidence satisfactory to Lender that it (i) is licensed to sell Homes and enter into MH Contracts with Homeowners in each state in which it is selling Homes or originating such MH Contracts, or licensed to lease Homes and enter into Lease with Tenants in each state in which it is leasing Homes or originating such Leases, (ii) has applied for such licenses, or (iii) has provided proof satisfactory to Lender that no such licenses are required;

(n) With respect to all newly purchased Homes following the Effective Date, and to the extent such materials are in Borrower’s possession with respect to any Homes already owned by Borrower prior to the Effective Date, Borrower shall have provided Lender (i) a copy of the manufacturer’s invoice or other document issued by a third party seller showing the purchase price paid (or to be paid) by Borrower and all discounts, rebates and other reductions in the purchase price for each Home to be purchased with the Advance, (ii) an itemization of all transportation, delivery, destination, shipping, set-up, decking, skirting, utilities connection, and lot preparation fees and costs incurred (or to be incurred) by Borrower for each Home, (iii) a copy of the fully executed bill of sale (if any), manufacturer’s statement of origin or other documents or information which evidences the transfer of title to the Homes acquired (or to be acquired) with the Advance from the seller to Borrower, and (iv) a summary of each Home purchased (or to be purchased) with an Advance, including, without limitation, the VIN, serial number, HUD data label number, and other permanent identification number, manufacturer, model, year of manufacture, size, the Community and lot within the Community in which the Home is or will be located, and any other detail as reasonably requested by Lender;

(o) Except as otherwise set forth in Section 8.5 herein, Borrower shall have provided Lender either the Certificates (as defined herein) for each Home showing Borrower as the owner, Lender as the first lienholder, and showing no other lienholders or tax liens, or the Applications (as defined herein) for each Home showing Borrower as the owner, and Lender as the first lienholder, and showing no other lienholders or tax liens;

(p) Borrower shall have provided Lender color photographs of the exterior of the Homes which are the subject of the Advance sufficient to show the condition thereof;

(q) No material adverse change shall have occurred in the business or financial condition of Borrower or Guarantor since the date of the latest financial statements given to Lender by or on behalf of such entities and persons;

(r) Land Borrower shall have obtained all necessary permits, licenses, and certificates of occupancy from the applicable issuing agency in order for Borrower to place and set Homes within the applicable lot within the Community, all being acceptable to Lender;

(s) Borrower shall have complied with the requirements of Section 4.2 hereof; and

(t) Lender shall have received the other approvals, opinions, documents or instruments as the Lender may reasonably request.

4.2. Request for Advances. Borrower shall request an Advance to be made by Lender by delivering to Lender a written request from Borrower for the Advance (“Advance Request”), which:

(a) Shall designate the amount of the Advance;

(b) Shall not exceed the Limitation on Advances set out on Exhibit A attached hereto applicable to such Advance Request;

(c) Shall not exceed one (1) Advance Request per calendar month;

(d) Shall include a “Funding Worksheet” which Funding Worksheet shall provide the following information for each Home purchased (or to be purchased) with an Advance and all Leases and MH Contracts: (i) the certificate of title number, if applicable; (ii) the VIN, serial number, HUD data label number, and other permanent identification number, if applicable, which number shall be the same number appearing on any certificate of title to the Home; (iii) the manufacturer; (iv) the model number, if known; (v) the year of manufacture; (vi) size; (vii) the Community and lot within the Community in which the Home is or will be located; (viii) the purchase price, after taking into account all discounts, rebates and other reductions in the purchase price, together with all transportation, delivery, set-up, decking, skirting, utilities connection, and lot preparation fees and costs; (ix) if the Home has been sold pursuant to an MH Contract, the name and address of the Homeowner who purchased the Home from, and entered into the MH Contracts with, Borrower, along with the most recent contact information for such Homeowner, and all reasonable and customary detail regarding the terms of the MH Contracts, including, without limitation, purchase price, down payment amount, original loan amount, current principal balance, interest rate, original term of loan, term remaining, past due payment detail to include trailing twelve month past due history; (x) if the Home has been leased, with or without option to purchase, pursuant to a Lease, the name and address of the Tenant who leases the Home from, and entered into the Lease with, Borrower, along with the most recent contact information for such Tenant, and all reasonable and customary detail regarding the terms of the Lease, including, without limitation, security deposit amount, original monthly lease payment amount, lease rate increase amounts, original term of lease, term remaining, past due payment detail to include trailing twelve month past due history; (xi) whether any of the Homes, Leases, and/or MH Contracts listed would be Ineligible Collateral, and, if so, the nature of the ineligibility; and (xii) such other information as may reasonably be requested by Lender.

(e) Shall include an “Affidavit of Certification” in the form attached hereto as Exhibit B and incorporated herein by this reference; and

(f) Shall include a copy of the manufacturer’s invoice or other document issued by a third party seller showing the purchase price paid (or to be paid) by Borrower and all discounts, rebates and other reductions in the purchase price for each Home to be purchased, along with an itemization of all transportation, delivery, destination, and shipping costs, all to be paid with an Advance.

4.3. Authorization to Disburse. By submitting the Advance Request to Lender, Borrower hereby authorizes Lender to disburse funds directly to the applicable manufacturer or third party seller set forth in the Advance Request, and such disbursement of funds shall be an Advance on the Loan hereunder.

4.4. No Waiver. No Advance shall constitute a waiver of any of the conditions to any further Advances nor, in the event Borrower is unable to satisfy any of the conditions, shall the making of any Advance have the effect of precluding Lender from thereafter declaring the inability to be an Event Default.

4.5. Flood Determination and Flood Insurance. Notwithstanding anything herein to the contrary, upon Lender’s receipt of an Advance Request, Lender shall obtain Lender’s standard flood hazard determination upon the address(es) and lot(s) within the Community upon which the Home(s) that are the subject of the Advance Request will be located. Should any address and lot within the Community be within a special flood hazards area, then Lender shall not make, and shall not have any obligation to make, an Advance until such time as (i) all conditions set forth in Section 8.19(c) shall have been satisfied in Lender’s sole discretion, and (ii) Borrower shall have provided Lender sufficient detail, in Lender’s reasonable discretion, as to the type of Home foundation, anchoring system, if any, and affixation of the Home to the foundation to qualify such home as affixed to a permanent foundation in accordance with the FEMA Flood Insurance Manual (Apr. 2020).

Article V -  COLLATERAL; SECURITY INTEREST

5.1. Grant. For valuable consideration, Borrower grants to Lender a security interest in the Collateral (as defined herein) to secure the Indebtedness (as defined herein) and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights that Lender may have by law. For the purposes of this Agreement, the following terms shall have the following meanings:

(a) “Collateral” means the property of Borrower described on Exhibit C attached hereto and incorporated herein by this reference and all Homes, Leases and MH Contracts. Borrower, at its expense, shall take all actions necessary to cause Lender’s security interest in the Collateral to be a perfected first lien and security interest, without which, such assets shall not be satisfactory to Lender. In the event Lender makes an Advance under this Agreement, the assets related to the Advance shall be deemed to be Collateral and shall be subject to the terms and provisions of this Agreement.

(b) “Indebtedness” means: (i) the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Loan Documents; and (ii) all other obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, as well as all claims by Lender against Borrower whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

5.2. Borrower’s Right to Possession. Unless an Event of Default has occurred and is continuing, Borrower may have possession and beneficial use of all the Collateral and shall use the Homes only as units held for sale or lease pursuant to a Lease or MH Contract. All Homes shall be located in a Community, and each Homeowner and Tenant must satisfy the Guidelines (as defined herein) then in effect for such Community. Borrower may use all other Collateral in any lawful manner not inconsistent with this Agreement or the other Loan Documents. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrower shall request or as Lender, in Lender’s sole, but reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

5.3. Expenditures by Lender. If not discharged or paid when due and if not paid within thirty (30) days of Borrower’s receipt of written notice from Lender that said amounts are past due and unpaid, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Borrower under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. If Borrower fails to obtain any insurance required hereunder within ten (10) business days of Borrower’s receipt of written notice from Lender to obtain such insurance, Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date paid by Lender to the date of repayment by Borrower. All such expenses shall become a part of the Indebtedness and, at Lender’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence and during the continuance of an Event of Default.

5.4. Security Interest. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all instruments and documents and take the actions as Lender may reasonably deem necessary or desirable to evidence, affirm, or perfect Lender’s rights and interest in any of the Collateral, including, without limitation, the execution and filing of any financing or continuation statements under the Uniform Commercial Code (the “UCC”) in effect under Applicable Law (as defined herein) and, if otherwise required, transferring any Collateral to the possession of Lender (if a security interest in the Collateral can be perfected by possession) or taking any action to obtain exclusive control of the Collateral in a manner acceptable to Lender.

5.5. Perfection of Security Interest. Borrower authorizes Lender (a) to file and record on Borrower’s behalf all financing statements and similar documents necessary and proper for Lender’s perfection of its security interest in the Collateral, (b) to apply for, complete and execute Applications (as defined herein) and hereby authorizes Lender to execute and/or file on Borrower’s behalf all Certificates (as defined herein), Applications and similar documents necessary and proper for Lender’s perfection of its security interest (as to that portion of the Collateral as to which certificates of title and Applications may be necessary or desirable under the law of the state in which such Home is located at the time of filing), and (c) to take whatever other actions are reasonably requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any all Leases and MH Contracts if not delivered to Lender for possession by Lender. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Borrower will reimburse Lender for all reasonable expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral. Borrower will promptly notify Lender of any change in Borrower’s name or assumed name, if any. The security interest created herein is a continuing security interest and will continue in effect even though all or any part of the Indebtedness is paid in full.

Article VI -  ABSOLUTE ASSIGNMENT OF LEASES
AND MH CONTRACTS

6.1. Absolute Assignment. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the Indebtedness, Borrower does hereby absolutely assign, transfer, and set over to Lender all Leases, MH Contracts, and all amendments, extensions, continuations and renewals thereof, related contract documents, all liens and security interests securing the Leases, MH Contracts, and the proceeds and substitutions therefore and thereof (collectively, the “Assigned Documents and Liens”), to have and to hold the Assigned Documents and Liens, and Borrower hereby binds itself and agrees to warrant and forever defend title to the Assigned Documents and Liens unto Lender against every person whomsoever lawfully claiming or to claim the same or any part thereof.

6.2. Reassignment. Lender agrees that upon the payment in full of all amounts due under the Note and the other Loan Documents, Lender agrees to execute and deliver to Borrower a reassignment of all of Lender’s right, title and interest in and to the subject Assigned Documents and Liens. The form and substance of the reassignment shall be reasonably acceptable to Lender and Borrower. Borrower agrees to pay Lender’s reasonable attorney’s fees and related costs incurred by Lender for the preparation of the reassignment.

6.3. Incidents of Assignment. This assignment is absolute, unconditional and immediately effective. This assignment does not collaterally transfer the Assigned Documents and Liens to Lender and does not only grant Lender a lien on the Leases and MH Contracts; instead, this assignment absolutely vests title to the Assigned Documents and Liens in Lender and constitutes Lender as the owner of the Assigned Documents and Liens (subject to Borrower’s terminable license described in Section 6.5) in accordance with the terms and provisions of this assignment. It shall never be necessary for Lender to institute legal proceedings of any kind to enforce the provisions of this assignment.

6.4. No Pro Tanto Payment. Recognizing that, pursuant to subsequent terms and provisions of this assignment, that the Leases and MH Contracts may never be paid to Lender, Borrower acknowledges and agrees that the execution and delivery of this assignment absolutely transferring ownership of the Assigned Documents and Liens to Lender does not constitute any nature of pro tanto payment of the Loan to Lender. In the case of Leases or MH Contracts which may hereafter be paid to Borrower, such payments will not constitute payment to Lender (and hence will not be credited on the Loan) unless and until such payments are received by Lender.

6.5. Terminable License. So long as there exists no Event of Default after expiration of the applicable cure or grace period provided herein, Borrower shall have and is hereby granted the license (the “License”) by Lender to receive and collect all of the payments due under the Leases and MH Contracts and to otherwise (a) observe, perform and discharge, all the obligations imposed upon the Borrower under the Leases and MH Contracts, and (b) enforce, in the name of Borrower, and at the cost, expense and risk of Borrower, the payment and the performance of each and every material obligation, term, covenant, condition and agreement in the Leases and MH Contracts to be performed by any party thereto. Borrower acknowledges and agrees that the License does not negate or otherwise affect the status of this assignment as being an absolute assignment fully transferring to Lender title to the Assigned Documents and Liens.

6.6. Automatic Termination of License. Upon the occurrence of an Event of Default and after expiration of the applicable grace or cure period without the Event of Default being cured, the License shall, ipso facto, automatically terminate without the necessity that Lender gives Borrower any nature of notice or institute against Borrower any nature of legal proceedings or take any other action. Upon the automatic termination of the License and upon written notice to Borrower thereof, Borrower agrees that unless Lender gives Borrower written instructions to the contrary, all payments made under the Leases and MH Contracts thereafter received by Borrower shall, in their entirety, be promptly paid over by Borrower to Lender and Lender may exercise any and all legal and equitable remedies. Under no circumstances, however, does Lender’s legal ownership of the Leases and MH Contracts depend upon the occurrence of any such Event of Default or the resulting automatic termination of Borrower’s License or the giving of notice by Lender or the filing of any lawsuit or the taking of any other action whatsoever by Lender, it being the agreement and intention of Borrower and Lender that this assignment is absolute (not collateral) and immediately vests ownership of the Assigned Documents and Liens in Lender.

6.7. Impact on Homeowners of Termination of License. Notwithstanding any of the other terms or provisions of this assignment, until Borrower’s License to collect MH Contracts is terminated as a result of the occurrence and continuance of an Event of Default, the Homeowners shall pay the amount due under the MH Contracts to Borrower. Upon receipt by any Homeowner, however, of written notice from Lender that termination of Borrower’s License to collect MH Contracts has occurred, each such Homeowner is hereby authorized to pay the amount due under the MH Contract to which the Homeowner is a party as directed in the written notice given the Homeowner by Lender (the “MH Contract Payment Notice”). The Homeowner is hereby authorized and directed and required to pay directly to the entity identified in the MH Contract Payment Notice all payments due under the MH Contracts accruing after the date of the termination of Borrower’s License stated in the MH Contract Payment Notice and the receipt by the entity identified in the MH Contract Payment Notice of payments made under the MH Contracts shall constitute a release and discharge of each Homeowner paying such amounts to the extent of the amounts so paid. If Homeowner does not receive a MH Contract Payment Notice or if the MH Contract Payment Notice does not identify the entity to receive payments, then Homeowner is authorized and directed to continue to make all payments under the MH Contract to Borrower unless and until the Homeowner receives written instructions from Lender to the contrary. The written notices from Lender to Homeowners referred to herein are intended solely for the benefit of each Homeowner and shall never inure to the benefit of Borrower or any party claiming through or under Borrower. The receipt by a Homeowner of any such written notice from Lender constitutes full authorization and mandate for such Homeowner to make all future payment of MH Contracts as stated in the notice.

6.8. Impact on Tenants of Termination of License. Notwithstanding any of the other terms or provisions of this assignment, until Borrower’s License to collect payments due under the Leases is terminated as a result of the occurrence of an Event of Default, Tenants of Homes pursuant to the Leases shall pay the amount due under the Leases to Borrower. Upon receipt by any Tenant, however, of written notice from Lender that termination of Borrower’s License to collect Leases has occurred, each such Tenant is hereby authorized to pay the amount due under the Lease to which the Tenant is a party as directed in the written notice given the Tenant by Lender (the “Lease Payment Notice”). The Tenant is hereby authorized and directed and required to pay directly to the entity identified in the Lease Payment Notice all payments due under the Leases accruing after the date of the termination of Borrower’s License stated in the Lease Payment Notice and the receipt by the entity identified in the Lease Payment Notice of payments made under the Leases shall constitute a release and discharge of each Tenant paying such amounts to the extent of the amounts so paid. If Tenant does not receive a Lease Payment Notice or if the Lease Payment Notice does not identify the entity to receive payments, then Tenant is authorized and directed to continue to make all payments under the Lease to Borrower unless and until the Tenant receives written instructions from Lender to the contrary. The written notices from Lender to Tenants referred to herein are intended solely for the benefit of each Tenant and shall never inure to the benefit of Borrower or any party claiming through or under Borrower. The receipt by a Tenant of any such written notice from Lender constitutes full authorization and mandate for such Tenant to make all future payment of Leases as stated in the notice.

6.9. Application of Payments by Lender. All payments made under Leases and MH Contracts received by Lender shall constitute the property of Lender and shall be applied by Lender as follows: (a) to the extent such payments under MH Contracts include amounts expressly allocated for taxes and/or insurance premiums, Lender shall apply such amounts to the payment of such items; (b) for payment of any sums due Lender under the terms of any of the Loan Documents; and (c) for fulfillment of Borrower’s other obligations under the Loan Documents and its obligations, if any, under the Leases and MH Contracts.

6.10. Possible Inconsistency Between Assignment and Other Agreements. Notwithstanding that this Agreement may indicate the transfer of Assigned Documents and Liens by Borrower to Lender to be a pledge or a collateral assignment or assignment which is made as security or as further security for the payment or performance of some monetary or other obligation of Borrower, such provisions are not controlling and are intended to be and are hereby superseded by the provisions of the assignment set out herein.

6.11. Agreements of Borrower. Borrower hereby unconditionally covenants and agrees as follows:

(a) to observe, perform and discharge, diligently and punctually, in all material respects, all the obligations imposed upon the Borrower under the Leases and MH Contracts and not to do or knowingly permit to be done anything to impair the Leases and MH Contracts or the liens and security interests in the Homes securing same; and Borrower shall give prompt notice to Lender of any known failure on the part of the Borrower to observe, perform and discharge in all material respects any of Borrower’s obligations under this paragraph or under any other portion of this Agreement;

(b) except in accordance with prudent business judgment exercised by Borrower in good faith, not to request, encourage or demand early payment from any Homeowner or Tenant for any amount due under the Leases and MH Contracts;

(c) except in accordance with prudent business judgment exercised by Borrower in good faith, not grant any period of reduced or abated payments under any of the Leases and MH Contracts;

(d) not to execute any assignment of the rights or interests of Borrower in the Leases and MH Contracts, or the liens and security interests in the Homes securing same without Lender’s prior written consent;

(e) to execute and deliver at the request of Lender all such further reasonable assurances and written instruments and take all such other action with respect to the Leases and MH Contracts and the liens and security interests in the Homes securing same as Lender shall from time to time may reasonably request in writing in order to carry out the purpose and intent of this Agreement, provided that no such assurance, instruments or actions shall increase Borrower’s obligations or reduce any of Borrower’s rights under this Agreement;

(f) to enforce, in the name of Borrower, and at the cost, expense and risk of Borrower, the payment of the Leases and MH Contracts and the performance of each and every material obligation, term, covenant, condition and agreement in the Leases and MH Contracts to be performed by any other party thereto, except as otherwise waived by Borrower in accordance with prudent business judgment exercised by Borrower; and if determined appropriate by Borrower in the exercise of its prudent business judgment, Borrower shall appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases and MH Contracts or the Homes securing same, and upon request by Lender, Borrower will do so in the name and on behalf of Lender, but at the expense of the Borrower, and Borrower shall pay all reasonable costs and expenses of Lender, including reasonable attorney’s fees and disbursements, in any action or proceeding in which Lender may appear;

(g) except as deemed necessary or otherwise advisable by prudent business judgment exercised by Borrower, not to waive, excuse, discount, set-off, compromise or in any manner release or discharge any party to the Leases and MH Contracts from any monetary or other obligations, covenants, conditions and agreements to be kept, observed and performed by such party, including, without limitation, the obligation to pay amounts due thereunder, in the manner and at the time and place specified therein;

(h) TO INDEMNIFY AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CLAIMS AND CAUSES OF ACTION OF EVERY KIND AND NATURE, INCLUDING REASONABLE ATTORNEY’S FEES, EXPERT WITNESS FEES AND COURT COSTS, ARISING OUT OF OR RELATED TO THE LEASES, MH CONTRACTS AND THE HOMES SECURING SAME ARISING DURING THE PERIOD WHICH BUYER MAINTAINS ITS TERMINABLE LICENSE TO THE HOMES. THIS INDEMNITY IS NOT INTENDED TO COVER CLAIMS AND CAUSES OF ACTION CAUSED BY LENDER’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT; AND

(i) to reimburse Lender for all reasonable costs and expenses, including reasonable attorney’s fees, incurred by Lender in connection with Lender’s exercise of its rights provided under this Agreement or the other Loan Documents to cure any of Borrower’s defaults under the Leases and MH Contracts, with the enforcement of the Leases and MH Contracts and the liens and security interests in the Homes securing same, the repossession and/or foreclosure of the Homes, and the storage and sale of the Homes.

Article VII -  REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender as applicable thereto, which representations and warranties shall survive the execution of this Agreement:

7.1. Legal Status. It has been duly organized and validly exists under the laws of the state of its organization, is qualified to transact business in each state where it operates, and has made all filings and is in good standing in every jurisdiction in which the nature of its business requires the qualification.

7.2. No Violation by Borrower. The execution, delivery, and performance by Borrower of this Agreement, the Note and any other Loan Document to which it is a party have been duly authorized and do not and will not:

(a) Contravene the material terms of any organizational or governance documents of Borrower;

(b) Conflict with or result in any material breach or contravention of, or the creation of any lien, security interest, or charge under, any agreement, contract, indenture, document, or instrument to which Borrower is a party or by which any of its property is bound, or any order, injunction, writ, or decree of any governmental authority to which Borrower or any of its property is subject except as otherwise disclosed herein; or

(c) Violate in any material respect, any law, rule, regulation, or determination of an arbitrator or of a court or other governmental authority, in each case applicable to or binding upon Borrower or any of its property.

7.3. Authorization. This Agreement, the Note and all other Loan Documents have been duly authorized, executed and delivered, and are legal, valid and binding agreements of Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, solvency, reorganization, moratorium or similar laws effecting creditors’ rights generally and by general principles of equity.

7.4. Organizational Documents. True and correct copies of its organizational documents and all amendments and modifications thereof have been provided to Lender.

7.5. Financial Statements. All financial statements and reports that have heretofore been presented to Lender in conjunction with the transaction which is the subject of this Agreement, have been prepared in conformity with accounting principles consistently applied, fairly and accurately present the financial condition and income of the subject thereof, as of the date given, and to Borrower’s knowledge, neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make the financial statements not misleading. Since the date of the financial statements until the date of this Agreement, there has been no adverse material change in the financial condition or operations of the subject thereof.

7.6. Tax Returns. It has no knowledge of any material pending assessments or adjustments with respect to its federal or state income tax liabilities for any year.

7.7. Consent and Licenses. Except for customary filings as may be required to evidence or perfect Lender’s security interest in the Collateral, no consent, approval or authorization of, or registration or filing with, any governmental body or authority, or any other person, firm or entity not a party hereto, is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents, or the transactions contemplated hereby or thereby, or to the conduct of its respective business.

7.8. Other Obligations. To the best of its knowledge it is not in default, beyond any applicable notice and cure period, under any other agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property, to which it is a party as purchaser, guarantor, installment purchaser or lessee.

7.9. Compliance with Laws. To the best of its knowledge, it is in material compliance with all federal, state and local laws, rules, regulations and determinations of arbitrators, courts and other governmental authorities materially affecting its respective business, operations or property.

7.10. Litigation. There is no litigation or proceeding, indictment, or investigation either pending or, to the best of its knowledge, threatened against Borrower before any court, governmental agency, or administrative agency, or before any arbitrator, which would prevent or materially hinder it in the performance of its obligations under the Loan Documents or result in the forfeiture or seizure of any of its assets.

7.11. Event of Default. There exists no Event of Default.

7.12. Hazardous Substances. Except as set forth in existing environmental reports delivered to Lender, to the best of its knowledge, it is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and, to the best of its knowledge after due investigation, do not have any material contingent liability in connection with any improper treatment, storage, disposal or release into the environment of any hazardous or toxic waste or substance.

7.13. Terrorism and Money Laundering. Neither Borrower nor any of their respective Affiliates (as defined herein), nor, to their knowledge, any of their respective constituents or agents acting or benefiting in any capacity in connection with the Loan (individually a “Borrower Party” and collectively, the “Borrower Parties”) is in violation of any laws relating to terrorism or money laundering, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), as amended from time to time, and the U.S. Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and as otherwise amended from time to time (collectively, with the Executive Order, “Anti-Terrorism Law”). No Borrower Party is a “Prohibited Person.” A “Prohibited Person” means any of the following: a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; a person or entity who or that commits, threatens, or conspires to commit or supports “terrorism’’ as defined in the Executive Order; or a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. “Affiliates” with respect to Borrower means any other any individual, corporation, limited liability company, partnership, whether general or limited, or other entity (each, a “Person”) that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, Borrower. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by contract or otherwise.

7.14. Title. Borrower represents that Borrower has or shall have and maintain good and marketable title to the Collateral free and clear of all liens and encumbrances except for the security interest created by this Agreement in the Collateral. No financing statement covering any of the Collateral is on file in any public office other than those that reflect the security interest created by this Agreement or to which Lender has specifically consented in writing. Borrower has not assigned, sold, transferred, conveyed, or in any manner delivered any Lease or MH Contract to any other persons, except to Lender pursuant to the terms herein. Borrower shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

7.15. Homes, Leases, and MH Contracts. Borrower represents and warrants: (a) that all information on any Funding Worksheet is true and correct in all material respects; (b) that the VIN, serial numbers, HUD data label numbers, and descriptions of the Homes match in all material respects the same numbers and descriptions in the certificates of title (if applicable), the Leases, and/or MH Contracts for such Homes; (c) that upon the closing of the transaction funded by any requested Advance, each Home will be free and clear of all liens and security interests except a lien or security interest in favor of Lender; (d) that each Home listed on any Funding Worksheet is (or will be) located on the lot in the designated Community set forth on the Funding Worksheet; (e) that the Homeowner and Tenant of each Home meets the Guidelines (as defined herein), or if exceptions to the Guidelines exist, such exceptions are accurately documented in the MH Contract Documents and Lease Documents all in accordance with Borrower’s prudent business judgment and applicable law; (f) that for each Home, either Homeowner, Tenant, or Borrower has physical damage insurance in an amount equal to or greater than the amount advanced (or to be advanced) by Lender for such Home and each such insurance policy names either Lender or Borrower, as the case may be, as an additional insured and/or loss payee; (g) as to MH Contracts and Leases entered into after the Effective Date, that each Homeowner financed the Home pursuant to the terms of a fully executed MH Contract in the form of the Approved Contract Form (as defined herein) and that each Tenant leased the Home pursuant to the terms of a fully executed Lease in the form of the Approved Lease Form (as defined herein); (h) that each Homeowner and Tenant executed only one original version of the applicable MH Contract Documents or Lease Documents, and, if requested by Lender, the original version of all Leases and MH Contracts have been delivered to Lender’s physical possession; (i) that to Borrower’s knowledge, each Lease and MH Contract is genuine, legally valid and enforceable; (j) that each Lease and MH Contract is subject to no defense, counterclaim or set off; (k) that to Borrower’s knowledge, each Homeowner or Tenant is not a minor and has legal capacity to execute the Lease or MH Contract; (l) that all statements of fact made in each Lease and MH Contract and all statements made by or on behalf of the Homeowner or Tenant in the credit applications and any other forms relating to the Lease or MH Contract are true to the best of Borrower’s knowledge and belief; (m) that the down payment or security deposit shown on in the Lease Documents or MH Contract Documents, if any, was made by the applicable Homeowner or Tenant in cash unless otherwise specified, and no part thereof was loaned directly or indirectly by Borrower to such Homeowner or Tenant; (n) that to Borrower’s knowledge, any down payment and any trade-in received as part of the down payment is accurately documented in the Lease Documents or MH Contract Documents and has been valued at its bona fide value; (o) that there is now owing on each Lease and MH Contract the amount set forth therein (except for immaterial and unintentional discrepancies); (p) to Borrower’s knowledge, that it has complied with all applicable federal, state and local laws, regulations, rules and ordinances in connection with the leasing of each Home and, if Borrower engages in sales and/or financings of Homes in the future, that it will comply with all applicable federal, state and local laws, regulations, rules and ordinances in connection therewith; (q) to Borrower’s knowledge, that each Lease and MH Contract was originated in full compliance with all applicable laws; and (r) that in accordance with the Fair Credit Reporting Act, Borrower has notified or will notify each Homeowner or Tenant that the Lease or MH Contract is to be submitted to Lender.

Article VIII -  AFFIRMATIVE COVENANTS

Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed, Borrower and Guarantor, where applicable, shall comply with the following covenants:

8.1. Books and Records. Borrower shall at all times keep accurate and complete books, records and accounts of all of its business activities, prepared in accordance with accounting principles consistently applied, and shall permit Lender, or any persons designated by Lender, at any reasonable time and upon prior reasonable notice, to inspect, audit and examine the books, records and accounts and to make copies or extracts thereof.

8.2. Financial Statements and Reports. Borrower and Guarantor shall furnish to Lender:

(a) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, financial statements of Borrower in form and substance acceptable to Lender, which shall include a balance sheet, an income statement showing the results of operations for the a fiscal year and a change in financial position statement for the fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, certified as true and correct in all material respects by the President of Borrower, all in reasonable detail and prepared in accordance with consistently applied accounting principles approved by Lender in its reasonable discretion;

(b) Within one hundred twenty (120) days after the end of each calendar year of Guarantor, financial statements of Guarantor in form and substance acceptable to Lender, which shall include a balance sheet and income statement for such year and a change in financial position statement for such year, together, in each case, with the comparable figures for the immediately preceding year, all in reasonable detail and prepared in accordance with consistently applied accounting principles approved by Lender in its reasonable discretion;

(c) As soon as available, but in any event within thirty (30) days after the end of each calendar quarter, a detailed collateral pool worksheet certified as true and correct in all material respects by the President of Borrower and reasonably acceptable to Lender in form and substance showing, without limitation, the following with such information and in such format as Lender may reasonably require (i) that information set forth in the Funding Worksheet described in Section 4.02, (ii) each Lease and MH Contract that is in default (and if none, then a certification that no Leases or MH Contracts are in default), (iii) for each Lease and MH Contract that is in default, the nature and timing of the default, (iv) a description of each Lease and MH Contract entered into during the prior calendar quarter, (v) all MH Contracts paid in full during the prior calendar quarter, (vi) all new and terminated Leases occurring during the prior calendar quarter; (vii) all Ineligible Collateral Payments required to be paid by Borrower pursuant to Section 2.6(c) during the prior calendar quarter, and (viii) such other information as Lender may reasonably require;

(d) As soon as available, but in any event within thirty (30) days of filing, all state and federal income tax returns, amendments to returns and requests for extension for Borrower and Guarantor;

(e) On the same date as delivery of the reports and statements in Section 8.2(c), financial statements of Borrower in form and substance acceptable to Lender, which shall include a balance sheet, an income statement showing the results of operations for such a calendar quarter and a change in financial position statement for such a calendar quarter, together, in each case, with the comparable figures for the immediately preceding calendar quarter, certified as true and correct in all material respects by the President of Borrower, all in reasonable detail and prepared in accordance with consistently applied accounting principles approved by Lender in its reasonable discretion;

(f) On the same date as delivery of the reports and statements in Section 8.2(c) for the period ending December 31st, a compliance certificate from the President of Borrower, in his or her capacity as such officer and not individually, (i) containing all information and calculations necessary for determining compliance by Borrower with the financial covenants in Section 8.23 of this Agreement which require compliance as of the end of a fiscal year, (ii) containing Borrower’s calculation of such financial covenant, and (iii) stating that such officer has not obtained any knowledge of any Event of Default, except as specified in such certificate; and

(g) Promptly, from time to time, upon request of Lender, such other information concerning the financial condition, business and affairs of Borrower as shall be reasonably requested by Lender.

8.3. Notices. Upon having actual knowledge thereof, Borrower or Guarantor shall promptly notify Lender in writing of the occurrence of any Event of Default under any of the Loan Documents and of any legal action, proceeding or investigation threatened or instituted against Borrower or Guarantor that would be likely to have a material adverse effect upon the operations, financial condition or business of Borrower or Borrower’s or Guarantor’s ability to repay the Loan, or Lender’s security interest in the Collateral, and from time to time, at Lender’s request, Borrower will furnish to Lender a summary of the status of all the actions, proceedings or investigations.

8.4. Conduct of Business. Borrower (a) shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises and other rights necessary to the conduct of its businesses, (b) shall continue in, and limit its operations to, the same general lines of business as are presently conducted, (c) shall comply in all material respects with all applicable laws, orders, regulations and ordinances of all governmental authorities materially affecting Borrower or its business, (d) shall maintain its entity existence in good standing in the jurisdiction of its formation.

8.5. Filing Applications for Certificates of Title. As soon as possible, but in no event later than ten (10) business days after an Advance, Borrower shall (a) file with the appropriate state agency completed and executed applications for certificates of title for the Homes that are the subject of an Advance (“Applications”), and (b) pay the required filing fee. The Applications shall list the Borrower as the owner of the Homes, Lender as the first lienholder, and no other lienholders. The Applications shall provide that the original certificates of title (“Certificates”) shall be mailed directly to Lender upon issuance.

8.6. Original Certificates. Lender must receive Certificates for the Homes that are the subject of an Advance within sixty (60) days from the Advance. If Borrower is ever in possession of a Certificate for a Home that is the subject of an Advance, Borrower shall within three (3) business days after coming into possession, deliver the Certificate to Lender by overnight delivery. While in possession of a Certificate, Borrower agrees it will hold the Certificate as the baliee and agent of Lender.

8.7. Guidelines. Borrower shall only sell Homes to Homeowners or lease Homes to Tenants of the Communities who meet the screening, underwriting, credit, and/or review criteria determined by Borrower in the exercise of Borrower’s prudent business judgment (“Guidelines”), attached hereto as Exhibit D, or as otherwise approved in writing. All Leases and MH Contracts shall adhere to and conform in all material respects with the Guidelines, and the Guidelines shall not be modified or amended without the Lender’s prior written approval, which shall not be unreasonably withheld or delayed.

8.8. MH Contracts. As soon as possible, but in no event later than ten (10) business days after Borrower sells a Home to a Homeowner pursuant to a MH Contract, Borrower shall (a) provide Lender a true and correct copy of each fully executed MH Contract and all MH Contract Documents related thereto, and (b) file with the appropriate state agency completed and executed applications for certificates of title for the Home purchased pursuant to an MH Contract, showing the Homeowner as the owner of the Home, Lender as the first lienholder, Borrower as the second lienholder, and no other lienholders, and providing that the original Certificates shall be mailed directly to Lender upon issuance. From and after the Effective Date, Borrower shall sell Homes to Homeowners using only the form of MH Contract (“Approved Contract Form”) as approved by Lender. Borrower shall execute or cause to be executed only one original MH Contract on the Approved Contract Form. Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been performed, Borrower shall include on the front page of each current MH Contract and all future MH Contracts the legend “This document has been assigned to FirstBank, 520 W. Summit Hill Dr., Suite 801, Knoxville TN, 37902. Any subsequent assignee or possessor hereof shall take subject to the interests of FirstBank.”

8.9. Leases. As soon as possible, but in no event later than ten (10) business days after Borrower leases, with or without option to purchase, a Home to a Tenant pursuant to a Lease, Borrower shall provide Lender a true and correct copy of each fully executed Lease and all Lease Documents related thereto. From and after the Effective Date, Borrower shall lease Homes to Tenants using only the form of Lease (“Approved Lease Form”) attached hereto as Exhibit E or as approved by Lender. Upon Lender’s written request, Borrower shall promptly provide Lender a true and correct copy of each fully executed Lease not otherwise provided. Borrower shall execute or cause to be executed only one original Lease on the Approved Lease Form. Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been performed, Borrower shall include on the front page of each current Lease and all future Leases the legend “This document has been assigned to FirstBank, 520 W. Summit Hill Dr., Suite 801, Knoxville TN, 37902. Any subsequent assignee or possessor hereof shall take subject to the interests of FirstBank.”

8.10. Electronic Chattel Paper. Should Borrower create Leases and/or MH Contracts that constitute Electronic Chattel Paper (as defined in the UCC) (“Electronic Chattel Paper”), Borrower shall create, store and assign the record(s) comprising Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record(s) exists which is unique, identifiable, and, except as otherwise provided in this Section, unalterable, (b) the authoritative copy identifies Lender as the assignee of the record(s), (c) the authoritative copy is communicated to and maintained by Lender or its designated custodian, (d) the identification of Lender as assignee of the authoritative copy cannot be altered without Lender’s consent, (e) all copies of the authoritative copy are readily identifiable as copies, and not the authoritative copy, and (f) any amendment of the authoritative copy is readily identifiable as authorized or unauthorized.

8.11. Compliance with Laws. Borrower shall at all times comply in all material respects with, all applicable laws, statutes (including any fictitious name statute), rules, regulations, orders, and directions of any governmental authority having jurisdiction over it or materially affecting its business including, without limitation, (a) any requirements requiring Borrower to maintain all licenses, if any, required to sell, finance, and lease manufactured homes in the states where each Community is located, (b) the Secure and Fair Enforcement Mortgage Licensing Act of 2008, (c) the 2013 Homeowner Ownership and Equity Protection Act (“HOEPA”), as it may be amended from time to time, and if the annual percentage rate charged in the MH Contract causes the contract to be considered a “High-Cost Mortgage” under HOEPA, the disclosures required by HOEPA for a High-Cost Mortgage, and (d) the Truth in Lending Act.

8.12. Use of Loan Proceeds. Borrower shall use the proceeds of the Loan and all Advances provided herein solely for the purposes set forth herein and not in contravention of any requirement of law.

8.13. Loan Documents. Borrower shall comply in all material respects at all times with all covenants, conditions and requirements set forth in the Loan Documents to which it is a party and applicable thereto, the terms of which are incorporated herein by this reference.

8.14. Environmental Matters. Borrower will take all reasonable action to prevent the occurrence of any material violation by Borrower, which violation materially and adversely affects the value of the Collateral, of any applicable environmental laws, health and safety statutes and regulations, or any order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter. Borrower shall promptly give written notice to Lender of the following matters or occurrences and of the steps being taken by Borrower with respect thereto:

(a) receipt by Borrower of written notice that a Home is not in material compliance with the requirements of applicable environmental laws and health and safety statutes and regulations;

(b) receipt by Borrower of written notice that a Home is subject to a governmental investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste or substance into the environment; or

(c) receipt by Borrower of written notice that any Community or any of the Collateral is subject to an environmental lien.

BORROWER HEREBY (A) RELEASES AND WAIVES ANY CLAIMS AGAINST LENDER FOR INDEMNITY OR CONTRIBUTION IN THE EVENT BORROWER BECOMES LIABLE FOR CLEANUP OR OTHER COSTS UNDER ANY ENVIRONMENTAL LAW (OTHER THAN ANY LIABILITY CAUSED BY LENDER’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR AFTER LENDER ACQUIRED TITLE TO ANY HOME, UNLESS BORROWER’S LIABILITY OR COSTS ARISE FROM OR RESULT FROM, WHETHER DIRECTLY OR INDIRECTLY, ANY ACTIONS OR ACTIVITIES THAT OCCURRED BEFORE LENDER ACQUIRED TITLE TO ANY HOME) AND (B) AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER AGAINST ANY AND ALL CLAIMS AND LOSSES RESULTING FROM A BREACH OF THIS PROVISION OF THIS SECTION. THIS OBLIGATION TO INDEMNIFY SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS AND THE SATISFACTION OF THIS AGREEMENT. TO THE BEST OF BORROWER’S KNOWLEDGE, BORROWER IS IN COMPLIANCE IN ALL MATERIAL RESPECTS WITH ALL APPLICABLE ENVIRONMENTAL, HEALTH AND SAFETY STATUTES AND REGULATIONS AND, TO THE BEST OF ITS KNOWLEDGE AFTER DUE INVESTIGATION, DOES NOT HAVE ANY MATERIAL CONTINGENT LIABILITY IN CONNECTION WITH ANY IMPROPER TREATMENT, STORAGE, DISPOSAL OR RELEASE INTO THE ENVIRONMENT OF ANY HAZARDOUS OR TOXIC WASTE OR SUBSTANCE. THE WAIVER AND INDEMNITY OBLIGATIONS CONTEMPLATED IN THIS PROVISION SHALL SURVIVE REPAYMENT OF THE LOAN AND SHALL CONTINUE IN FULL FORCE AND EFFECT SO LONG AS THE POSSIBILITY OF THE LIABILITY, CLAIMS OR LOSSES EXISTS.

8.15. Maintenance and Inspection of Collateral. Borrower shall maintain all tangible Collateral within the actual custody and control of Borrower in good condition and repair, normal wear and tear excepted, or promptly repair any damage to such Collateral in the exercise of its prudent business judgment. Borrower will not commit or knowingly permit damage to or destruction of the Collateral or any part of the Collateral within its custody or control. Lender and its representatives, at Borrower’s cost and expense, may inspect the Collateral annually subject to the rights of occupants of the Homes. Notwithstanding the forgoing, Borrower shall be responsible for the payment of only one such Lender inspection in any given calendar year unless the inspections occur during the continuance of an Event of Default in which event Borrower shall be responsible for the payment of all reasonable costs and expenses of Lender for such inspections. Borrower shall immediately notify Lender: (a) of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; (b) of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and (c) of all material happenings and events materially affecting the value or the amount of the Collateral.

8.16. Transactions Involving Collateral. Without the prior written consent of Lender, Borrower shall not sell or otherwise transfer or dispose of the Collateral, other than selling such Homes using the Approved Contract Forms in the ordinary course of business to Homeowners who reside in a Community and who meet the Guidelines. Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. Upon receipt of any proceeds from any disposition of the Collateral, Borrower shall immediately pay to Lender the amount set forth or required pursuant to the Note. Payments made pursuant to this Section shall not incur any prepayment premium or penalty under Section 2.5 or otherwise.

8.17. Taxes, Assessments and Liens. Borrower will pay when due all taxes, assessments and liens, if any, upon the Collateral, its use or operation, upon this Agreement, the Note, or upon any of the other Loan Documents, and provide annual proof thereof. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s reasonable opinion. If the Collateral is subjected to a lien which is not discharged within forty-five (45) days of the date Borrower receives notice of such lien, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide or the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

8.18. Compliance with Governmental Requirements. Borrower shall comply promptly in all material respects with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s reasonable opinion, is not jeopardized.

8.19. Insurance. Borrower shall maintain insurance at its own expense or cause to be maintained by each Homeowner at such party’s own expense with respect to the Homes in such amounts, against such risks, in such form and with such insurers, as shall be customary for businesses similar to Borrower’s business, and provide annual proof thereof, including:

(a) Fire, hazard and extended coverage insurance protecting against, but not limited to, fire, theft, malicious mischief, vandalism, and such other hazards as Lender may require Borrower to carry for the Homes for the full insurable value thereof on a replacement cost claim recovery basis, containing standard non-contributing mortgagee loss payable clauses and subrogation clauses, and an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of any such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(b) Comprehensive public liability insurance on an “occurrence basis” insuring Borrower and Lender against claims for personal injury, including, without limitation, bodily injury, death or property damage, occurring on, in or about the Homes, and the adjoining streets, sidewalls and passageways, in an amount of not less than $1,000,000 per occurrence and $2,000,000 in aggregate, naming Lender as an additional insured, and containing an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(c) Business interruption or loss of rents insurance covering Borrower for a term of at least twelve (12) months containing standard non-contributing mortgagee loss payable clauses and subrogation clauses an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(d) If any of the Homes are located in an area designated as having special flood hazards, flood insurance insuring the Homes shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(e) Upon written request of Lender, but no more than once in any year unless there is an Event of Default, Borrower shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the property insured; (v) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (vi) the expiration date of the policy.

8.20. Application of Insurance Proceeds of Insured Collateral. Borrower shall promptly notify Lender of any loss or damage to the Collateral, that is material, taken as a whole. If the Collateral is insured, Lender may make proof of loss if Borrower fails to do so within thirty (30) days of the casualty. All proceeds of any insurance on the Collateral, including accrued interest thereon, shall be held by Lender as part of the Collateral. In the absence of an Event of Default, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If an Event of Default is then existing, and Lender does not otherwise consent to repair or replacement of the damaged or destroyed Collateral, Lender shall retain the proceeds and apply same to the payment of the Indebtedness and if the Indebtedness is paid in full, pay the excess proceeds to Borrower. Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness (without any prepayment penalty).

8.21. Deposit Account; Capital Expenditures Account.

(a) Upon the Effective Date, and for so long as any Indebtedness remains outstanding, Borrower shall establish, fund, and maintain with Lender all operating deposit and treasury accounts from which Borrower shall manage all revenue and expenses of Borrower’s business.

(b) At Closing, Borrower and Land Borrower shall establish, fund, and maintain with Lender the Capital Expenditures Account with funds equal to or greater than $260,000.00. Further, Borrower hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a continuing, general lien upon, and security interest in and to, the Capital Expenditures Account. Expect as provided herein, as long as any Obligations remain outstanding, Borrower relinquishes any and all rights to withdraw the funds contributed to the Capital Expenditures Account except as provided herein.

Notwithstanding the forgoing, Borrower may withdraw funds from the Capital Expenditures Account for the payment for labor performed and materials or equipment provided in connection with capital improvements to the Premises (which Lender agrees to make such funds available for, upon Borrower providing Lender with (i) invoices, receipts or other reasonably satisfactory evidence of the payment of such labor performed or materials or equipment provided, and (ii) pictures of such work and materials completed).

8.22. Administrative Fees. Borrower will pay to Lender the Administrative Fees set out in Exhibit A attached hereto.

8.23. Financial Covenants.

(a) Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed, and for so long as any funds remain in the Capital Expenditures Account:

(i) Land Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1. This ratio is to be calculated on the twelve (12)-month trailing period ending as of December 31st of each year, beginning December 31, 2021, and then every twelve months thereafter. Compliance with this financial covenant shall be verified by Lender and in the event of a material difference between Land Borrower’s calculation of a financial covenant and Lender’s determination of a financial covenant, Lender’s determination shall govern absent manifest error.

(ii) Borrower and Land Borrower shall maintain a minimum Global Debt Service Coverage Ratio of 1.25:1. This ratio is to be calculated on the twelve (12)-month trailing period ending as of December 31st of each year, beginning December 31, 2021, and then every twelve months thereafter. Compliance with these financial covenants shall be verified by Lender and in the event of a material difference between Borrower’s calculation of a financial covenant and Lender’s determination of a financial covenant, Lender’s determination shall govern absent manifest error.

(b) For purposes of this Section, the following terms shall have the following meanings:

(i) “Debt Service Coverage Ratio” means for the applicable annual period, the ratio of the Gross Cash Flow (as defined herein) of Land Borrower, divided by the Debt Service (as defined herein) of Land Borrower, certified by Borrower’s manager and verified by Lender.

(ii) “Global Debt Service Coverage Ratio” means for the applicable annual period, the ratio of the sum of the Gross Cash Flow of Borrower and Land Borrower, divided by the sum of the Debt Service of Borrower and Land Borrower, certified by Borrower’s President and verified by Lender.

(c) “Debt Service” means, for any period, all annual debt service, including principal and interest payments, due on all debt obligations during the applicable period. “Gross Cash Flow” means, for any period, an amount equal to the sum of (1) Net Income, plus (2) to the extent deducted in determining Net Income, (A) interest expense, (B) income tax expense, (C) depreciation and amortization, and (D) all other non-cash charges determined in accordance with generally accepted accounting principles, plus (3) cash contributions by owners, less (4) distributions to owners. “Net Income” means, for any period, the net income (or loss) for such period in accordance with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (1) any extraordinary gains or losses, (2) any gains attributable to write-ups of assets, and (3) any security deposits or other type of deposits or advance rentals paid by Tenants.

Article IX -  NEGATIVE COVENANTS

Until the Indebtedness is paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed, Borrower shall comply with each and all of the following covenants:

9.1. Indebtedness. Borrower shall not, without Lender’s prior written consent: (a) incur, create, assume or permit to exist any obligation or indebtedness, except (i) existing indebtedness disclosed on financial statements previously delivered to, and approved in writing by, Lender, (ii) the Loan, and (iii) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable; or (b) become liable, directly, or indirectly, as guarantor or otherwise, for any obligation of any other person or entity, except existing obligations of the kind previously disclosed to, and approved in writing by, Lender.

9.2. Liens. Borrower shall not create, assume, or suffer to exist any security interest, deed of trust, mortgage, lien (including the lien of an attachment, judgment, or execution), or encumbrance, securing a charge or obligation, on or of any Collateral, except (a) security interests, mortgages, and deeds of trust in favor of the Lender, and (b) liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty.

9.3. Mergers; Sale of Assets. Borrower will not, without Lender’s prior written consent or upon a full payoff of the Indebtedness evidenced by the Note, this Agreement, and the Loan Documents: (a) consolidate with or merge into another entity, permit any other entity to merge into or consolidate with it, or permit any transfer of the direct ownership of or power to control it; (b) sell, lease, or otherwise dispose of its business or assets as a whole or in the reasonable opinion of the Lender constitutes a substantial portion of its business or assets; (c) sell or otherwise dispose of any of its accounts receivable except in connection with the collection of same in the ordinary course of business; (d) sell or otherwise dispose of any of its material assets except for full, fair and reasonable consideration; or (e) enter into any sale and leaseback agreement covering any of its material fixed or capital assets.

9.4. Loans to Insiders. Borrower, without Lender’s prior written consent, shall not hold or make any loans, advances, or other extensions of credit to any of its executives, officers, members or partners (or any relatives of any of the foregoing), or make loans, advances or other extensions of credit to or invest in any other person, other than investments in cash equivalents.

9.5. Distributions; Salaries. If there exists an uncured Event of Default or if, after giving effect thereto, such a payment, order, or declaration would cause a default or Event of Default, Borrower will not, without Lender’s prior written consent, declare, order, pay or make, directly or indirectly: (a) any dividend or other distribution on or on account of any ownership interest of Borrower now or hereafter outstanding; (b) any management fee; (c) any redemption, retirement, purchase or other acquisition of any ownership interests in Borrower now or hereafter outstanding or of any warrants or rights to purchase any the ownership interests; or (d) any increase in the salary or other compensation payable to Borrower’s members, managers, executives, officers or directors (or any relatives of any of the foregoing). Notwithstanding the forgoing, Borrower shall not declare or make any dividend or other shareholder or owner distribution except where the following conditions are satisfied on or before such dividend or distribution: (1) on or after October 10, 2023; (2) no default, Event of Default, or Material Adverse Effect (or no event, which with the giving of notice or passage of time or both would constitute the same) shall have occurred and be continuing hereunder and all representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such dividend or distribution; and (3) immediately after the dividend or distribution Borrower is in compliance with the financial covenants set forth in Section 8.23 herein, where such covenants are tested on or before the date of the dividend or distribution (and to include the dividend or distribution) and calculated on the twelve (12)-month trailing period based upon the updated financial statements of Borrower and Land Borrower that are to be delivered with any written request by Borrower for the dividend or distribution.

9.6. Business Activities. Borrower shall not engage in any business activities or operations substantially different from or unrelated to its present business activities and operations without Lender’s approval, such approval not to be unreasonably withheld.

9.7. Change in Name, Structure or Organization. Borrower shall not, without Lender’s prior written consent, change: (a) its name; (b) its business or legal structure; (c) its state of formation; (d) without first informing Lender, its principal place of business or chief executive office if it has more than one place of business; or (e) Borrower’s direct ownership, such that a Change in Control (as described in Section 10.11) occurs.

9.8. Leases; MH Contracts. Borrower shall not revise, amend or modify any substantive terms of the Approved Lease Form or Approved Contract Form without Lender’s prior written consent, which consent will not be unreasonably withheld, except as may be necessary in the ordinary course of business as determined by Borrower in the exercise of its prudent business judgment. Borrower shall not execute more than one original Lease or MH Contract. Furthermore, Borrower shall not, without Lender’s prior written consent, amend or modify any Lease Documents or MH Contract Documents and shall not, without Lender’s prior written consent, waive any Homeowner’s default of an MH Contract, Tenant’s default under a Lease, or any of Borrower’s rights or remedies in connection with a Lease or MH Contract except as may be necessary in the ordinary course of business, as determined by Borrower in the exercise of its prudent business judgment. Except as otherwise provided herein, Borrower shall not create any, or cause any MH Contract to be, Electronic Chattel Paper.

9.9. Terrorism and Money Laundering. Borrower shall not knowingly (a) conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in properly blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Before any changes in direct or indirect ownership of any Borrower Party, Borrower shall give a written notice to Lender reaffirming that the representations and warranties herein contained will remain true and correct. Borrower agrees promptly to deliver to Lender (but in any event within ten (10) days of Lender’s written request) any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming compliance with the foregoing.

9.10. Ownership/Management of Borrower. Borrower shall not permit any change in ownership or management of Borrower. In addition, Borrower shall not cause or allow the day-to-day management of the Collateral to be controlled by anyone except Guarantors and/or any Person directly or indirectly controlled by Guarantors.

9.11. Moving or Conversion of Homes. Borrower shall not convert or permit any Homeowner or Tenant to convert any Home from personal property to real property. Borrower shall not move the Homes out of the Community where now located or where first located.

Article X -  EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and the Loan Documents:

10.1. Failure to Pay. Failure to pay any payment when due and owing under the Note or any other sum due and owing to Lender under this Agreement or any other Loan Document in accordance with the terms hereof or thereof, and such failure is not remedied within ten (10) calendar days after written notice thereof is given to Borrower.

10.2. Breach of Representation or Warranty. Any representation or warranty herein or in any other Loan Document proves to have been false or misleading in any material respect when made.

10.3. Other Defaults. Failure to perform or observe any term or covenant contained in this Agreement or any Loan Document, other than a term or covenant that requires the payment of money or breach of a representation or warranty, and the default continues unremedied for a period of thirty (30) days after the earlier of (a) the date upon which the Borrower knew of the failure if the failure was not then known to the Lender; or (b) if the failure is known to Lender, the date upon which written notice thereof is given to Borrower by Lender, provided that Borrower takes prompt corrective action and diligently pursues the same to completion. If the Event of Default cannot be remedied within the thirty (30) day period, the Borrower shall have such additional period of time as is reasonably necessary in which to cure the default if the Borrower was diligently pursuing a cure at the end of the thirty (30) day period and continues to do so therefor; provided, however, such additional period of time shall be no longer than thirty (30) days from the expiration of the initial thirty (30) day period.

10.4. Judgments. (a) (i) One or more judgments or arbitration awards, in excess of $100,000.00, are entered against Borrower and the same shall remain unsatisfied, unvacated and unstayed for a period of sixty (60) days after the entry thereof and (ii) such judgments or arbitration award has a materially adverse effect on Borrower’s ability to perform its respective obligations under the Loan Documents, all in Lender’s reasonable discretion; (b) (i) Borrower enters into any settlement agreement with respect to any litigation or arbitration, and the aggregate amount of the judgments, arbitration awards and settlements which are not covered by third-party insurance exceeds $100,000.00 and (ii) such judgment, arbitration award or settlement has a materially adverse effect on the Borrower’s ability to perform its obligations under the Loan Documents, all in Lender’s reasonable discretion; or (c) (i) Guarantor enters into any settlement agreement with respect to any litigation or arbitration, or the aggregate amount of the judgments, arbitration, awards and settlements which are not covered by third-party insurance exceeds $100,000.00 and (ii) such judgment, arbitration award or settlement has a materially adverse effect on Guarantor’s ability to perform its obligations under the Loan Documents, all in Lender’s reasonable discretion.

10.5. Voluntary Bankruptcy. Borrower or Guarantor files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

10.6. Involuntary Bankruptcy. An involuntary petition is filed under any bankruptcy or similar statute against any Borrower or Guarantor or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of Borrower or Guarantor and the petition or appointment is not set aside or withdrawn within sixty (60) days or continues in effect for sixty (60) days or more from the date of said filing or appointment.

10.7. Default of Other Financial Obligations. Any default occurs under any other agreement involving the borrowing of money or the extension of credit having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000.00 to which Borrower or a Guarantor may be or is a party as lessee, guarantor, or installment purchaser, if the default consists of the failure to pay any obligation when due and the failure continues after the applicable grace or notice period, if any, specified in the relevant document or if the default gives the holder of the obligation concerned the right to accelerate the obligation.

10.8. Default of Other Obligations to Lender. Any default occurs under any other obligation of Borrower or a Guarantor to the Lender or any Affiliate of Lender and the default continues after any applicable grace or notice period.

10.9. Default of Land Borrower. Subject to any applicable grace or cure period, Land Borrower fails to make any payment due on the Land Loan, or any event shall occur or any condition shall exist in respect of the Land Loan, or under any agreement securing or relating to the Land Loan, including the Land Note, the Land Loan Agreement, and Land Loan Documents, the effect of which is a default or event of default thereunder or which enables Lender to cause the Land Loan, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

10.10. Dissolution. Borrower is dissolved or liquidated.

10.11. Change of Control. Any person or persons acting in concert that is not or are not Affiliates of Borrower, shall acquire a majority of the combined voting power in Borrower without Lender’s prior written consent, which shall not be unreasonably withheld or delayed.

10.12. Guarantor Death. The death of a Guarantor; provided, however, if the Loan is otherwise in good standing, then Borrower shall have ninety (90) days to provide a substitute Guarantor who shall provide Lender a credit enhancement equal to or greater than the deceased Guarantor in Lender’s reasonable discretion, and who shall have executed a Guaranty in form and substance similar to that executed by the deceased Guarantor.

Article XI -  REMEDIES OF LENDER UPON DEFAULT

11.1. Remedies. At any time after any Event of Default has occurred and is continuing, Lender may, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived) and, notwithstanding the provisions contained in any other document or instrument executed or to be executed by Borrower to Lender hereunder or contained in any other agreement, take any one or more of the following actions:

(a) Declare the entire principal and any accrued interest due under the Note, together with all costs and expenses, to be immediately due and payable, and to enforce payment thereof by any means permitted by law or in equity;

(b) Declare any commitments of Lender to advance further sums pursuant hereto to be terminated, whereupon the same shall terminate (provided that upon the occurrence of an Event of Default pursuant to Section 10.5 or 10.6, all commitments shall automatically terminate);

(c) Without accelerating payment, enforce the payment of sums of principal and interest then due (including any penalty interest or late payment charges);

(d) Require the party in default to take or refrain from taking any action which may be necessary to cure the Event of Default and to obtain affirmative or negative injunctions or restraining orders with respect thereto;

(e) File an action or proceeding for any sums owing;

(f) Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all Certificates and other documents relating to the Collateral. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral;

(g) Lender shall have full power to enter upon the real property where any of the Collateral is located to market, sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may, in its sole discretion, in its own name or that of Borrower, make and provide any representations, warranties and/or covenants to the purchaser of any of the Collateral. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All reasonable expenses relating to the disposition of the Collateral, including without limitation the reasonable expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the default interest rate set forth in the Note from date of expenditure until repaid;

(h) To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (i) Lender may have a receiver appointed as a matter of right; (ii) the receiver may be an employee of Lender and may serve without bond; and (iii) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the default interest rate set forth in the Note from date of expenditure until repaid. The receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived;

(i) Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine. For these purposes, Lender may, on behalf of and in the name of Borrower, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender;

(j) If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper;

(k) Lender shall have all the rights and remedies of a secured creditor under the provisions of the Tennessee Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise; and

(l) Exercise any other remedy or right provided in law or in equity or permitted under this Agreement, the Note, or any of the other Loan Documents.

11.2. Remedies Cumulative. Any and all remedies conferred upon Lender shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Lender in the exercise of any one remedy shall not be precluded from the exercise of any other.

11.3. Power of Attorney. Borrower hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do any and all of the following after the occurrence of or while an Event of Default exists: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable under this Agreement, any Loan Document, or any Lease or MH Contract; (b) to execute, sign and endorse any and all claims, instruments, insurance proceeds, receipts, checks, drafts or warrants under this Agreement, any Loan Document, or any Lease or MH Contract; (c) to give notice to any buyer purchasing a Home to make payments to the Lender; (d) to assign any Lease or MH Contract to the Lender or any Affiliate of Lender; (e) to settle or compromise any and all claims in the place and stead of Borrower, and to execute and deliver its release and settlement for the claim under any Lease or MH Contract; (f) to take any action or exercise any remedy available to it under this Agreement or any Loan Document or available to Borrower under any Lease or MH Contract; and (g) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, which in the discretion of Lender may seem to be necessary or advisable under this Agreement, any Loan Document, or any Lease or MH Contract. This power is given as additional security for the Loan and the authority hereby conferred is and shall be irrevocable and coupled with an interest and shall remain in full force and effect during any period that an Event of Default exists and until renounced by Lender.

Article XII -  OTHER PROVISIONS

12.1. Recitals. The Recitals form an integral part of this Agreement and are incorporated herein by this reference.

12.2. Attorneys’ Fees and Expenses. In addition to interest on principal as stated in the Note, Borrower shall pay Lender’s reasonable attorneys’ fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, and any attorneys’ fees and costs incurred by Lender in any proceeding under the Federal Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for the indebtedness.

12.3. Waiver. Any waiver of any of the terms of this Agreement by Lender shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Lender to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by, or to preclude Lender from exercising any right with respect to the default at a later date or with respect to any subsequent default by Borrower.

12.4. Notices. All notices required or permitted to be given under this Agreement shall be effective for all purposes if: (a) hand delivered; (b) sent by certified or registered United States mail, postage prepaid, return receipt requested: (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, at the addresses of Lender, Borrower, and Guarantor on Exhibit A attached hereto. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a federal banking day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a federal banking day. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower and Guarantor will keep Lender informed at all times of their current addresses.

12.5. Parties. This Agreement is made solely among the parties hereto, and no other person shall have any right of action hereunder. The parties expressly agree that no person shall be a third-party beneficiary to this Agreement.

12.6. Indemnity. BORROWER AGREES TO AND SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND LENDER FROM ANY LIABILITY, CLAIMS OR LOSSES RESULTING FROM THE DISBURSEMENT OF THE PROCEEDS OF THE LOAN WHETHER ARISING DURING OR AFTER THE TERM OF THE LOAN BUT NOT FOR CLAIMS OR LOSSES CAUSED BY LENDER FOLLOWING THE AUTOMATIC TERMINATION OF THE BORROWER’S TERMINABLE LICENSE UNDER ARTICLE VI. THIS PROVISION SHALL SURVIVE REPAYMENT OF THE LOAN AND SHALL CONTINUE IN FULL FORCE AND EFFECT SO LONG AS THE POSSIBILITY OF THE LIABILITY, CLAIMS OR LOSSES EXISTS.

12.7. Entire Agreement. This Agreement together with all other Loan Documents, constitutes the entire agreement of the parties hereto and thereto, and no prior agreement or understanding with respect to the Loan, whether written or oral and including, but not limited to, any loan commitment issued by Lender to Borrower, shall be of any further force or effect, all the other prior agreements and commitments having been superseded in their entirety by the Loan Documents.

12.8. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Lender, and any purported assignment made in contravention hereof shall be void. Lender may assign any part of or all of the Loan and its rights and obligations hereunder at any time in its sole discretion and Lender may participate all or any portion of the Loan to such parties as Lender shall select.

12.9. Applicable Law and Consent to Service of Process. This Agreement has been delivered to Lender and accepted by Lender in the State of Tennessee (“Applicable Law”), and Lender’s performance of its obligations under this Agreement shall be deemed to have occurred in the State of Tennessee. If there is a lawsuit, Borrower and Guarantor agree to submit to the jurisdiction and venue of all State or Federal courts within the County of Knox, State of Tennessee. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee including, where applicable, the Tennessee Uniform Commercial Code. Borrower and Guarantor hereby waive any personal service of any and all process and agree that all the service of process may be made upon them by certified or registered mail, return receipt requested, addressed to them at the address set forth in Exhibit A to this Agreement and service so made shall be complete ten (10) days after the same has been posted.

12.10. Waiver of Jury Trial. BORROWER, GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, GUARANTOR AND LENDER. BORROWER AND GUARANTOR EACH ACKNOWLEDGE THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER, GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, GUARANTOR AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

12.11. Waiver of Certain Damages. In any action to enforce this Agreement, the Note or any other Loan Document, Borrower and Guarantor hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

12.12. Time. Time is of the essence hereof.

12.13. Survival. The representations and warranties of Borrower hereunder shall survive the closing of the Loan. All express indemnity obligations of Borrower hereunder shall survive repayment of the Loan.

12.14. Severability. If any term or provision of this Agreement or any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, the term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of the term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

12.15. Lender’s Discretion. Except as expressly stated herein to the contrary, all decisions, elections, approvals or consents required or permitted by Lender shall be provided in Lender’s sole and absolute discretion, which may not be unreasonably withheld.

12.16. Exhibits. All terms and provisions of each exhibit attached to this Agreement are incorporated herein by this reference.

12.17. Confidentiality. The terms and conditions of this Agreement, and all writings, discussions, and negotiations in connection with the transaction contemplated by this Agreement (including, without limitation, the fact that discussions and negotiations have been conducted by the parties), shall remain strictly confidential and shall not be disclosed by either party, without the prior written consent of the other party, except that each party shall be entitled to disclose the terms and conditions of this Agreement (a) as may be required by law or legal process; (b) to such party’s attorneys, accountants, property managers, servicers, consultants, existing or potential investors and members and other advisors performing services for such party with respect to or affected by the transaction contemplated by this Agreement; (c) to each party’s employees with a need to know; (d) potential merger partners or purchasers of either party; and (e) as may be required to permit such party to pursue all available remedies for breach of this Agreement by the other party.

12.18. Agreement Negotiated. The parties to this Agreement are sophisticated and have been represented or had the opportunity to be represented by counsel in connection with the negotiation and performance of this Agreement. The parties agree that no presumptions relating to the interpretation of contracts against the drafter of any particular clause should or may be applied in this case and, therefore, waive their effects.

12.19. Errors and Omissions. The parties agree that if any Loan Documents contain any typographical errors or misstate or inaccurately reflect the true and correct terms and provisions of the agreement of the parties with respect to the Loan and the misstatement or inaccuracy is due to unilateral mistake on the part of any party, mutual mistake on the part of the parties or simple clerical error, or if any essential documents are not included with the legal instruments evidencing and securing the Loans, or if through error, oversight or omission of Lender or any third party there exists an error or omission in any documentation arising, existing, or created by or in connection with any aspect of Lender’s processing, documenting or closing the Loans, or if any deficiency in any such documentation exists with respect to any requirements of any present or future actual investor in the Loans, then in such event, the parties agree that, upon request by Lender, and in order to correct such clerical error, misstatement, inaccuracy or omission, the parties shall execute such new or additional documents and instruments and initial such corrected original documents as Lender may deem necessary to remedy said inaccuracy, mistake or omission.

12.20. Electronic Transmission. The parties agree that if a copy this Agreement executed by one or more of the parties (an “Executed Copy”) is sent by electronic transmission, (i) the Executed Copy shall be treated in all respects as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy and (ii) the Executed Copy shall have the same binding and legal effect as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy. At the request of any party who receives an Executed Copy, this Agreement shall be re-executed by the parties who signed the Executed Copy and the executed paper original Agreement shall be sent to the requesting party by any method permitted herein other than by electronic transmission. Each of the parties further agree that it will not raise the transmission of this Agreement or the Executed Copy by electronic transmission as a defense in any proceeding or action in which the validity of this Agreement is at issue and hereby forever waives such defense. “Electronic transmission” means any form of communication, such as facsimile or email, not directly involving the physical transmission of actual paper, which creates a record of the actual paper that may be retained, retrieved, reviewed and printed by the recipient.

12.21. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

[signature page follows]

This Loan and Security Agreement is entered into as of the date first written above.

BORROWER:

GVEST SPRINGLAKE HOMES LLC

By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

STATE OF	Michigan	)
COUNTY OF	Newaygo	)

Before me, the undersigned, a Notary Public of said County and State, personally appeared Raymond M. Gee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of GVEST SPRINGLAKE HOMES LLC, a Delaware limited liability company, the within named bargainor, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the bargainor in such capacity.

Witness my hand and seal, this 9 day of November, 2021.

Pamela Hornbach
Notary Public

My Commission Expires: August 25, 2024

This Loan and Security Agreement is entered into as of the date first written above.

GUARANTORS:

/s/ Raymond M. Gee
RAYMOND M. GEE

STATE OF	Michigan
COUNTY OF	Newaygo

Personally appeared before me, the undersigned Notary of said State and County, RAYMOND M. GEE, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, swore to and acknowledged that he executed the within instrument for the purposes therein contained.

WITNESS my hand and seal as of November 9, 2021.

/s/ Pamela Hornbach
Notary Public

My commission expires: August 25, 2024

GVEST FINANCE LLC

By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

STATE OF	Michigan	)
COUNTY OF	Newaygo	)

Before me, the undersigned, a Notary Public of said County and State, personally appeared Raymond M. Gee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of GVEST FINANCE LLC, a North Carolina limited liability company, the within named Grantor, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Grantor in such capacity.

Witness my hand and seal, this 9 day of November, 2021.

Pamela Hornbach
Notary Public
My Commission Expires: August 25, 2024

This Loan and Security Agreement is entered into as of the date first written above.

FIRSTBANK

By:	Owen B. Ray II
Owen B. Ray II, MH Relationship Manager, VP

EXHIBIT A

ADDITIONAL AGREEMENT TERMS

1. Lender	FirstBank 520 W Summit Hill Dr., Suite 801 Knoxville, Tennessee 37902 Attn: Chris Price
2. Borrower	GVEST SPRINGLAKE HOMES LLC 136 Main Street Pineville, NC 28134 Attention: Raymond M. Gee
3. Guarantor	RAYMOND M. GEE 136 Main Street Pineville, NC 28134 GVEST FINANCE LLC 136 Main Street Pineville, NC 28134 Attention: Raymond M. Gee
4. Communities	See Schedule 1 attached hereto to this Exhibit A, as may be updated from time to time by Borrower without requirement of amendment hereto.
5. Maximum Amount	Two Million and No/100 Dollars ($2,000,000.00).
6. Origination Fee

In consideration for the extension of credit provided for herein, Borrower agrees to pay all reasonable fees and expenses (including attorneys’ fees) incurred by Lender in connection with the Loan, including without limitation, a loan origination fee equal to $20,000.00, payable upon the Effective Date. Borrower expressly acknowledges that such loan origination fee is fair and reasonable compensation for Lender’s provision of the Loan.

7. Administrative Fee	Reserved.
8. Limitation on Advances

Advances and any Advance Request for New Homes (as defined herein) shall not exceed the lesser of: (a) $60,000.00; or (b) one hundred percent (100%) of the Manufacturer’s Invoice Cost (as defined herein).

Advances and any Advance Request for Used Homes (as defined herein) shall not exceed the lesser of: (a) $60,000.00, (b) (i) for Used Homes manufactured less than or equal to fourteen (14) years prior to the date of the Advance Request, eighty-five percent (85%) of the lesser of (1) the average wholesale NADA value, including standard add-ons, of the Used Homes to which the Advance Requests relates, as determined by Lender in Lender’s sole discretion, or (2) the Total Cost of the Home, in each case inclusive of all moving, shipping, set-up and other costs necessary to place such Used Home in service, (c) for Used Homes manufactured greater than fourteen (14) but less than or equal to twenty (20) years prior to the date of the Advance Request, seventy percent (70%) of the lesser of (1) the average wholesale NADA value, including standard add-ons, of the Used Homes to which the Advance Requests relates, as determined by Lender in Lender’s sole discretion, or (c) for Used Homes manufactured greater than twenty (20) but less than or equal to forty (40) years prior to the date of the Advance Request, fifty percent (50%) of the lesser of (1) the average wholesale NADA value, including standard add-ons, of the Used Homes to which the Advance Requests relates, as determined by Lender in Lender’s sole discretion (2) the Total Cost of the Home, in each case inclusive of all moving, shipping, set-up and other costs necessary to place such Used Home in service. Advances shall not be made for any Used Homes manufactured greater than forty (40) years prior to the date of the Advance Request related to such Home.

Advances and any Advance Request for Homes owned by Borrower on or about the Effective Date that are located in the Community shall not exceed the lesser of: (a) $43,750.00.00 in the aggregate, or (b) seventy-five percent (75%) of the average wholesale NADA value, including standard add-ons, of the Homes to which the Advance Requests relates, as determined by Lender in Lender’s sole discretion.

“New Homes” means those Homes which have (a) been purchased by Borrower from either the original manufacturer of the Home or a dealer of such Homes in the ordinary course of such dealer’s business, (b) never been titled, occupied, or transported, installed, and setup for occupancy, and (c) been manufactured less than or equal to one (1) year prior to the date of the Advance Request related to such Home.

“Total Cost” means the Purchase Price (as defined herein) of the Home, plus transporting, delivery, installation and set up costs (including, without limitation, utility hook-ups, blocking, skirting, certificates of occupancy and such other costs approved by Lender), but excluding any and all repair, refurbishment, and rehab costs, whether material or labor costs, incurred by Borrower in connection with such Home.

“Purchase Price” means the invoice amount or other amount actually paid by Borrower for the Home, less all discounts applicable to the sale and all rebates payable to Borrower or its Affiliates resulting from Borrower’s purchase of the Home.

“Manufacturer’s Invoice Cost” means the total amount of the manufacturer’s invoice, less all discounts, rebates and other reductions in the purchase price for each Home to be purchased, and excluding the transportation, delivery, destination, shipping, and set up costs of the Home.

“Used Homes” means those Homes which have been either (a) previously titled, (b) previously occupied, (c) previously transported, installed, and setup for occupancy, or (d) manufactured greater than one (1) year prior to the date of the Advance Request related to such Home.

EXHIBIT A

SCHEDULE 1

COMMUNITIES

APPROVED COMMUNITY	COMMUNITY OWNER	ADDRESS OF APPROVED COMMUNITY
Springlake Manufactured Home Community	Land Borrower	918 Collins Avenue and 104 South Cambridge Drive, Warner Robins, Georgia 31093

And such other Communities as may be agreed to by Borrower and Lender hereafter and which execute a Remarketing Agreement (or joinder thereto) as required herein.

The Notice Address for each Community Owner is:

Springlake MHP LLC

136 Main Street

Pineville, NC 28134

Attention: Raymond M. Gee

EXHIBIT B
AFFIDAVIT OF CERTIFICATION
(TO BE ATTACHED TO FUNDING WORKSHEET)

The undersigned, Borrower and Guarantor, represent and warrant to Lender as of the effective date hereof: (a) that they have complied in all material respects with the conditions precedent for any Advance; (b) that no material adverse change has occurred in their business or financial condition since the date of the latest financial statements given to Lender by or on behalf of the undersigned; (c) that each of the warranties and representations made by them in the Loan Documents are true and correct in all material respects; (d) that they have kept and performed in all material respects the various covenants, obligations and agreements on their part to be kept and performed under the Loan Documents; (e) that no Event of Default has occurred and is continuing; (f) that all information on any Funding Worksheet is true and correct in all material respects; (g) that the VIN, serial numbers, HUD data label numbers, and descriptions of the Homes match in all material respects the same numbers and descriptions in the certificates of title (if applicable), the Leases, and/or MH Contracts for such Homes; (h) that upon the closing of the transaction funded by any requested Advance, each Home will be free and clear of all liens and security interests except a lien or security interest in favor of Lender; (i) that each Home listed on any Funding Worksheet is (or will be) located on the lot in the designated Community set forth on the Funding Worksheet; (j) that the Homeowner and Tenant of each Home meets the Guidelines (as defined herein), or if exceptions to the Guidelines exist, such exceptions are accurately documented in the MH Contract Documents and Lease Documents all in accordance with Borrower’s prudent business judgment and applicable law; (k) that for each Home, either Homeowner, Tenant, or Borrower has physical damage insurance in an amount equal to or greater than the amount advanced (or to be advanced) by Lender for such Home and each such insurance policy names either Lender or Borrower, as the case may be, as an additional insured and/or loss payee; (l) that as to MH Contracts and Leases entered into after the Effective Date, each Homeowner entered into a sales agreement for the Home pursuant to the terms of a fully executed MH Contract in the form of the Approved Contract Form (as defined herein) and that each Tenant leased the Home pursuant to the terms of a fully executed Lease in the form of the Approved Lease Form (as defined herein); (m) that each Homeowner and Tenant executed only one original version of the applicable MH Contract Documents or Lease Documents; (n) if requested by Lender, the original version of all Leases and MH Contracts have been delivered to Lender’s physical possession; (o) that to their knowledge, each Lease and MH Contract is genuine, legally valid and enforceable; (p) that each Lease and MH Contract is subject to no defense, counterclaim or set off; (q) to their knowledge, that each Homeowner or Tenant is not a minor and has legal capacity to execute the Lease or MH Contract; (r) that all statements of fact made in each Lease and MH Contract and all statements made by or on behalf of the Homeowner or Tenant in the credit applications and any other forms relating to the Lease or MH Contract are true to the best of Borrower’s knowledge and belief; (s) that the down payment or security deposit shown on in the Lease Documents or MH Contract Documents, if any, was made by the applicable Homeowner or Tenant in cash unless otherwise specified, and no part thereof was loaned directly or indirectly by Borrower to such Homeowner or Tenant; (t) that to their knowledge, any down payment and any trade-in received as part of the down payment is accurately described in the Lease Documents or MH Contract Documents and has been valued at its bona fide value; (u) that there is now owing on each Lease and MH Contract the amount set forth therein (except for immaterial and unintentional discrepancies); (v) to their knowledge, that they have complied with all applicable federal, state and local laws, regulations, rules and ordinances in connection with the leasing of each Home and, if Borrower engages in sales and/or financings of Homes in the future, that it will comply with all applicable federal, state and local laws, regulations, rules and ordinances in connection therewith; (w) to their knowledge, that each Lease and MH Contract was originated in full compliance with all applicable laws; and (x) that in accordance with the Fair Credit Reporting Act, Borrower has notified or will notify each Homeowner or Tenant that the Lease or MH Contract is to be submitted to Lender. All capitalized words used in this Affidavit of Certification have the meanings assigned in that certain Loan and Security Agreement entered into effective as of November 12, 2021, by and among Borrower, Guarantor, and Lender.

This Affidavit of Certification is executed effective the 12 day of November, 2021.

BORROWER:

GVEST SPRINGLAKE HOMES LLC

By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

GUARANTOR:

GVEST FINANCE LLC

By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

/s/ Raymond M. Gee
RAYMOND M. GEE

EXHIBIT C
COLLATERAL

Borrower does hereby pledge, assign, transfer and deliver to the Lender and does hereby grant to the Lender a continuing and unconditional security interest in and to the following types (or items) of property:

Any and all assets of Borrower of any kind or description, tangible or intangible, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, together with all accessions, replacements, proceeds and substitutions thereof, including but not limited to:

(a) all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any parent, affiliate or subsidiary of Lender or any participant with Lender in the loan to Borrower (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower, or rejected or refused;

(ii) All Inventory;

(iii) All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, Investment Property and Deposit Accounts;

(vi) All Chattel Paper, including leases and installment sales contracts, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Supporting Obligations, promissory notes secured by real estate and personal property, Commercial Tort Claims, General Intangibles, including Payment Intangibles and collateral assignments of beneficial interest in land trusts;

(vii) All Leases, MH Contracts, manufactured homes, all rent due under leases for the manufactured homes, and all payments and proceeds due under contracts for the sale of the manufactured homes; and

(viii) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in either: (i) Article 9 of the Uniform Commercial Code as in force in Tennessee at the time the financing statement was filed by Lender, or (ii) Article 9 as in force at any relevant time in Tennessee, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions.

Disclaimer of Interest In Manufactured Homes in SFHA. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, Lender hereby releases, waives, and disclaims any and all right, title, claim, lien or interest, including, without limitation, security interest, in and to any Home, now owned or hereafter acquired by Borrower, that is now or in the future located in a special flood hazard area (SFHA), and further agrees not to assert any right, title, claim, liens or interest, including, without limitation, a security interest, in or to such Home and the products and proceeds therefrom.